1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Press Release
Knoll Reports Record 2018 Revenues

•	4th quarter sales of $354.6M set quarterly record

•	4th quarter margin expansion; GAAP EPS decline of 25.4% and Adjusted EPS growth of 54.1%

•	Muuto acquisition continues to deliver with accelerating top and bottom line performance

•	Year-end leverage reduced to 2.6:1 and debt down by over $80M since the acquisition closed
EAST GREENVILLE, PA, February 6, 2019 -- Knoll, Inc. (NYSE: KNL), a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home, today announced results for the fourth quarter and year ended December 31, 2018. Net sales were $354.6 million for the fourth quarter of 2018, an increase of 12.2% from the fourth quarter of 2017. Operating profit was $35.0 million, an increase of 141.3% from the fourth quarter of 2017. Adjusted operating profit for the fourth quarter of 2018 was $39.2 million, an increase of 22.8% from the fourth quarter of 2017. Net earnings for the fourth quarter of 2018 were $24.5 million, a decrease of 24.9% compared to the fourth quarter of 2017. Adjusted net earnings for the fourth quarter of 2018 were $28.2 million, an increase of 56.3% compared to the fourth quarter of 2017.  Adjusted EBITDA was $50.4 million, an increase of 23.1% compared to $41.0 million in the fourth quarter of 2017. Diluted earnings per share was $0.50 and $0.67 for the fourth quarter of 2018 and 2017, respectively. Adjusted diluted earnings per share was $0.57 and $0.37 for the fourth quarter of 2018 and 2017, respectively. Net earnings and diluted earnings per share for the fourth quarter of 2017 are inclusive of the $26.6 million one-time tax benefit from the re-measurement of deferred tax liabilities in response to the passage of the U.S. Tax Cuts and Jobs Act ("Tax Reform").
Net sales were $1,302.3 million for the year ended 2018, an increase of 15.0% from the year ended 2017. Operating profit was $115.2 million, an increase of 39.3% from the year ended 2017. Adjusted operating profit for the year ended 2018 was $132.4 million, an increase of 27.1% from the year ended 2017. Net earnings for the year ended 2018 were $73.2 million, a decrease of 8.7% compared to the year ended 2017. Adjusted net earnings for the year ended 2018 were $91.4 million, an increase of 31.1% compared to the year ended 2017.  Adjusted EBITDA was $176.5 million, an increase of 22.2% compared to $144.5 million in the year ended 2017. Diluted earnings per share was $1.49 and $1.63 for the year ended 2018 and 2017, respectively. Adjusted diluted earnings per share was $1.85 and $1.42 for the year ended 2018 and 2017, respectively.
“We are pleased to wrap up our 80th anniversary year with the highest quarterly revenues ever reported and our best adjusted EPS of the year,” commented Knoll Chairman and CEO Andrew Cogan. “Our efforts to diversify our sources of revenue into higher margin Lifestyle categories both organically and through acquisitions like Muuto, combined with efforts to improve the profitability of our Office segment, are leading to better than industry top line growth and margin expansion. We feel we are well positioned to continue to build on these initiatives and benefit from the trend to more social and hospitality-based workplaces in 2019 and beyond,” added Cogan.

Fourth quarter Results
Fourth quarter 2018 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Three Months Ended December 31,
	2018	2017	Change
Net Sales	$354.6	$316.1	12.2%
Gross Profit	131.7	112.3	17.3%
Gross Profit %	37.1%	35.5%	160 bps
Seating product discontinuation charge	0.7	—	100.0%
Adjusted Gross Profit (1)	132.4	112.3	17.9%
Adjusted Gross Profit % (1)	37.4%	35.5%	190 bps
Operating Expenses	96.7	97.8	(1.1)%
Operating Profit	35.0	14.5	141.3%
Operating Profit %	9.9%	4.6%	530 bps
Acquisition related expenses	3.5	1.2	197.9%
Write-off of property, plant, and equipment	—	16.3	(100.0)%
Adjusted Operating Expenses (1)	93.2	80.3	16.0%
Adjusted Operating Profit (1)	39.2	32.0	22.8%
Adjusted Operating Profit % (1)	11.1%	10.1%	100 bps
Net Earnings Attributable to Knoll Inc. Stockholders	24.5	32.7	(24.9)%
Pension Settlement	0.5	2.2	(76.9)%
Tax Reform Re-measurement	—	(26.6)	(100.0)%
Adjusted Net Earnings(1)	28.2	18.1	56.3%
Adjusted EBITDA (1)	50.4	41.0	23.1%
Adjusted EBITDA % (1)	14.2%	13.0%	120 bps
Diluted Earnings Per Share	$0.50	$0.67	(25.4)%
Adjusted Diluted Earnings Per Share (1)	$0.57	$0.37	54.1%
(1) See Reconciliation of Non-GAAP Financial Measures below.
Net sales were $354.6 million for the fourth quarter of 2018, an increase of 12.2%, from the fourth quarter of 2017. Organic nets sales were $327.8 million in the fourth quarter of 2018, an increase of 3.7%, from in the fourth quarter of 2017. Net sales for the Office segment were $212.0 million during the fourth quarter of 2018, an increase of $1.9 million, or 0.9% compared to the fourth quarter of 2017. Newer workplace platforms and ancillary products drove sales growth while legacy system sales experienced a slight decline. Net sales for the Lifestyle segment were $142.6 million during the fourth quarter of 2018, an increase of 34.5% compared with the fourth quarter of 2017. This increase was primarily driven by the inclusion of three months of sales from Muuto as well as increased volume in contract markets within our Lifestyle businesses. Organic net sales for the Lifestyle segment grew 9.2% in the fourth quarter of 2018 compared to the same quarter in 2017.

Gross profit for the fourth quarter of 2018 was $131.7 million, an increase of $19.4 million, or 17.3% compared to the fourth quarter of 2017. During the fourth quarter of 2018, gross margin increased to 37.1% from 35.5% in the fourth quarter of 2017. Gross profit in the fourth quarter of 2018 included a seating product discontinuation charge of $0.7 million. This charge relates to the disposal of inventory and fixed assets associated with a discontinued seating product. Excluding this discontinuation charge, adjusted gross profit for the fourth quarter of 2018 was $132.4 million, an increase of $20.1 million, or 17.9% compared to the fourth quarter of 2017. Adjusted gross margin was 37.4% and 35.5% in the fourth quarter of 2018 and 2017, respectively. The increase in gross margin was primarily the result of the continued shift of the percentage of total Knoll, Inc. sales towards our higher margin Lifestyle segment, which experienced significantly higher sales growth than our Office segment.
Operating expenses were $96.7 million for the fourth quarter of 2018, or 27.3% of net sales, compared to $97.8 million, or 30.9% of net sales, for the fourth quarter of 2017. Operating expenses in the fourth quarter of 2018 included acquisition related expenses of $3.5 million. Acquisition related expenses included amortization of acquired intangible assets of $2.5 million, retention agreements for key employees of $0.8 million, and other customary acquisition related expenses of $0.2 million. Excluding these items, adjusted operating expenses were $93.2 million for the fourth quarter of 2018, or 26.3% of net sales compared to $80.3 million, or 25.4% of net sales in the fourth quarter of 2017. The increase in adjusted operating expenses was related primarily to incremental operating expenses from Muuto, in addition to incremental investments within our sales and distribution network.
During the fourth quarter of 2018, interest expense was $5.1 million, an increase of $3.1 million compared to the fourth quarter of 2017. This increase was due primarily to additional debt from the Muuto acquisition and higher interest rates.
During the fourth quarter of 2018, other income was $2.0 million compared to other expense of $2.5 million for the fourth quarter of 2017. Other income during the fourth quarter of 2018 was primarily related to net periodic benefit income from the Company's pension and other post-employment benefit plans as well as foreign currency gains from a strengthening US dollar. Other expense for the fourth quarter of 2018 also included a pension settlement charge of $0.5 million related to the cash payments from lump sum elections. Other expense for the fourth quarter of 2017 primarily related to a pension settlement charge of $2.2 million and foreign currency losses, partially offset by net periodic benefit income from the Company's pension and other post-employment benefit plans.
Net earnings for the fourth quarter of 2018 was $24.5 million, or $0.50 diluted earnings per share, compared to $32.7 million, or $0.67 diluted earnings per share, for the fourth quarter of 2017. Net earnings for the fourth quarter of 2017 included a $26.6 million one-time benefit, primarily related to the re-measurement of the Company's net deferred tax liabilities at the new corporate income tax rate of 21.0% as a result of the passage of the U.S. Tax Cuts and Jobs Act ("Tax Reform"). Excluding the tax-effected impact of the seating product discontinuation charge, acquisition related expenses, and the pension settlement charge, adjusted net earnings for the fourth quarter of 2018 was $28.2 million, or $0.57 adjusted diluted earnings per share, compared to $18.1 million, or $0.37 adjusted diluted earnings per share for the fourth quarter of 2017.
The effective tax rate for the fourth quarter of 2018 was 23.3%, up from (227.6)% in the fourth quarter of 2017. The effective tax rate for the fourth quarter of 2017 was favorably impacted by the one-time re-measurement benefit resulting from Tax Reform. Excluding the impact of Tax Reform, the effective tax rate for the fourth quarter of 2017 would have been 39.2%. The effective tax rate is also affected by the mix of pretax income and the varying effective tax rates in the countries and states in which we operate.

Capital expenditures for the fourth quarter of 2018 totaled $19.0 million compared to $11.2 million in the fourth quarter of 2017. During the fourth quarters of 2018 and 2017, the Company paid a quarterly dividend of $7.2 million, or $0.15 per share.
Full Year Results
Full year 2018 financial results highlights are as follows:

Dollars in Millions, Except Per Share Data	Year Ended December 31,
	2018	2017	Change
Net Sales	$1,302.3	$1,132.9	15.0%
Gross Profit	481.5	414.6	16.1%
Gross Profit %	37.0%	36.6%	40 bps
Acquisition related inventory adjustment	0.9	—	100.0%
Seating product discontinuation charge	0.7	—	100.0%
Adjusted Gross Profit (1)	483.1	414.6	16.5%
Adjusted Gross Profit % (1)	37.1%	36.6%	50 bps
Operating Expenses	366.3	331.9	10.4%
Operating Profit	115.2	82.7	39.3%
Operating Profit %	8.8%	7.3%	150 bps
Acquisition related expenses	13.0	3.1	325.9%
Restructuring charges	2.6	2.2	21.6%
Write-off of property, plant, and equipment	—	16.3	(100.0)%
Adjusted Operating Expenses (1)	350.7	310.3	13.0%
Adjusted Operating Profit (1)	132.4	104.3	27.1%
Adjusted Operating Profit % (1)	10.2%	9.2%	100 bps
Net Earnings Attributable to Knoll Inc. Stockholders	73.2	80.2	(8.7)%
Pension Settlement	5.7	2.2	165.3%
Loss on Extinguishment of Debt	1.4	—	100.0%
Tax Reform Re-measurement	—	(26.6)	(100.0)%
Adjusted Net Earnings(1)	91.4	69.7	31.1%
Adjusted EBITDA (1)	176.5	144.5	22.2%
Adjusted EBITDA % (1)	13.6%	12.8%	80 bps
Diluted Earnings Per Share	$1.49	$1.63	(8.6)%
Adjusted Diluted Earnings Per Share (1)	$1.85	$1.42	30.3%
(1) See Reconciliation of Non-GAAP Financial Measures below.
Net sales were $1,302.3 million for the year ended 2018, an increase of 15.0%, from the year ended 2017. Organic net sales were $1,216.7 million for the year ended 2018, an increase of 7.4%, from the year ended 2017. Net sales for the Office segment were $782.0 million during the year ended 2018, an increase of $59.0 million, or 8.2% compared to the year ended 2017. Newer workplace platforms and ancillary products experienced significant sales growth complemented by modestly increased legacy product sales. Net sales for the Lifestyle segment were $520.3 million during the year ended 2018, an increase of 26.9% compared with the year ended 2017. This increase was primarily driven by the inclusion of eleven months of sales from Muuto as well as increased volume in contract markets within our Lifestyle businesses. Organic net sales for the Lifestyle segment grew 6.1% in the year ended 2018 compared to the year ended 2017.

Gross profit for the year ended 2018 was $481.5 million, an increase of $66.9 million, or 16.1% compared to the year ended 2017. During the year ended 2018, gross margin increased to 37.0% from 36.6% in the year ended 2017. Gross profit for the year ended 2018 included a seating product discontinuation charge of $0.7 million and an acquisition related inventory adjustment of $0.9 million. Excluding these items, adjusted gross profit for the year ended 2018 was $483.1 million, an increase of $68.5 million, or 16.5% compared to the year ended 2017. During the year ended 2018, adjusted gross margin increased to 37.1% from 36.6% in the year ended 2017. The increase in gross margin was primarily the result of favorable margins from the Muuto acquisition combined with increased volume driving fixed cost leverage and favorable net price realization.
Operating expenses were $366.3 million for the year ended 2018, or 28.1% of net sales, compared to $331.9 million, or 29.3% of net sales, for the year ended 2017. Operating expenses in the year ended 2018 included acquisition related expenses of $13.0 million. Acquisition related expenses included amortization of acquired intangible assets of $8.3 million, retention agreements for key employees of $3.2 million, and other customary acquisition related expenses of $1.9 million, partially offset by the reduction of an acquisition related liability of $0.4 million. Operating expenses also included restructuring charges of $2.6 million which were primarily related to the Company's supply chain optimization initiative as well as organizational realignment and headcount rationalization in the Office segment that will result in greater operational efficiency and control. Excluding these items, adjusted operating expenses were $350.7 million for the year ended 2018, or 26.9% of net sales compared to $310.3 million, or 27.4% of net sales in the year ended 2017. The increase in adjusted operating expenses was related primarily to incremental operating expenses from Muuto, increased warehousing and showroom investments, and additional incentive compensation due to greater profitability.
During the year ended 2018, interest expense was $20.9 million, an increase of $13.4 million compared to the year ended 2017. This increase was due primarily to additional debt from the Muuto acquisition and higher interest rates.
During the year ended 2018 and 2017, other income was $3.8 million and $3.4 million, respectively. Other income during the year ended 2018 was primarily related to foreign exchange gains and net periodic benefit income from the Company's pension and other post-employment benefit plans. Other income for the year ended 2018 also included a pension settlement charge of $5.7 million related to the purchase of annuities for certain pension plan retirees as well as cash payments from lump sum elections. Other income during the year ended 2017 was primarily related to net periodic benefit income from the Company's pension and other post-employment benefit plans partially offset by a pension settlement charge of $2.2 million related to cash payments from lump sum elections and foreign exchange losses.
Net earnings for the year ended 2018 was $73.2 million, or $1.49 diluted earnings per share, compared to $80.2 million, or $1.63 diluted earnings per share, for the year ended 2017. Excluding the impact of the acquisition related inventory adjustment, seating product discontinuation charge, acquisition related expenses, restructuring charges, loss on extinguishment of debt, and the pension settlement charge, adjusted net earnings for the year ended 2018 was $91.4 million, or $1.85 adjusted diluted earnings per share, compared to $69.7 million, or $1.42 adjusted diluted earnings per share for the year ended 2017.
The effective tax rate for the year ended 2018 was 25.4%, up from (2.0)% in the year ended 2017. The effective tax rate for the year ended 2017 was favorably impacted by the one-time re-measurement benefit in the fourth quarter of 2017 resulting from the passage of Tax Reform. Excluding the impact of Tax Reform, the effective tax rate for the year ended 2017 would have been 31.8%. The mix of pretax income and the varying effective tax rates in the countries and states in which we operate directly affects our consolidated effective tax rate.

Capital expenditures for the year ended 2018 totaled $40.3 million compared to $40.6 million in the year ended 2017. During the year ended 2018, the Company paid quarterly dividends of $29.2 million, or $0.60 per share, and payment of accrued dividends of $0.8 million, compared to payment of quarterly dividends of $29.1 million, or $0.60 per share, and payment of accrued dividends of $1.2 million in 2017.

Business Segment Results
The Company has two reportable segments: Office and Lifestyle. The Office reportable segment is comprised of the operations of the Office operating segment. The Lifestyle reportable segment is an aggregation of the Lifestyle, Europe, and Muuto operating segments. All unallocated expenses are included within Corporate.
The Office segment includes a complete range of workplace products that address diverse workplace planning paradigms in North America and Europe. These products include: systems furniture, seating, storage, tables, desks and KnollExtra® accessories as well as the international sales of our Office products.
The Lifestyle segment includes KnollStudio®, HOLLY HUNT®, DatesWeiser, Muuto, KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather. KnollStudio products, which are distributed in North America and Europe, include iconic seating, lounge furniture, side, café and dining chairs as well as conference, training and dining and occasional tables. HOLLY HUNT® is known for high quality residential furniture, lighting, rugs, textiles and leathers. In addition, HOLLY HUNT® also includes Vladimir Kagan Design Group, a renowned collection of modern luxury furnishings. DatesWeiser, known for its sophisticated meeting and conference tables and credenzas, sets a standard for design, quality and technology integration. The KnollTextiles®, Spinneybeck® (including Filzfelt®), and Edelman® Leather businesses provide a wide range of customers with high-quality fabrics, felt, leather and related architectural products. The acquisition of Muuto rounds out the Lifestyle segment with its ancillary products and affordable luxury furnishings to make the Lifestyle segment an all-encompassing “resimercial”, high-performance workplace, from uber-luxury living spaces to affordable luxury residential living.
Prior to the segment reorganization during the first quarter of 2018, the Company had three reportable segments: Office, Studio, and Coverings. While the Office reportable segment was previously comprised of the Office operating segment, the Studio and Coverings segments were each comprised of multiple operating segments that had been aggregated. Subsequently, these operating segments within the former Studio and Coverings reportable segments were reorganized and now represent components of the Lifestyle and Europe operating segments.

The tables below present the Company’s segment information with Corporate costs excluded from operating segment results. Prior year amounts have been recast to conform to the current presentation.

	Three Months Ended December 31,		Year Ended December 31,
Net sales (in millions)	2018	2017	2018	2017
Office	$212.0	$210.1	$782.0	$723.0
Lifestyle	142.6	106.0	520.3	409.9
Total net sales	$354.6	$316.1	$1,302.3	$1,132.9

	Three Months Ended December 31,		Year Ended December 31,
Operating profit (in millions)	2018	2017	2018	2017
Office	$15.3	$0.5	$50.4	$30.0
Lifestyle	25.7	20.2	89.1	76.8
Corporate	(6.0)	(6.2)	(24.3)	(24.1)
Total operating profit	$35.0	$14.5	$115.2	$82.7

	Three Months Ended December 31,		Year Ended December 31,
Adjusted EBITDA(1) (in millions)	2018	2017	2018	2017
Office	$22.5	$21.9	$80.1	$71.0
Lifestyle	31.7	22.2	111.2	86.2
Corporate	(3.8)	(3.1)	(14.8)	(12.7)
Total adjusted EBITDA	$50.4	$41.0	$176.5	$144.5
(1) See Reconciliation of Non-GAAP Financial Measures below.

Reconciliation of Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.
The non-GAAP financial measures presented within the Company's earnings release are Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Expense, Adjusted Operating Profit, Adjusted Operating Profit Margin, Adjusted Net Earnings, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share. These non-GAAP measures are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.
The non-GAAP measures presented are utilized by the Company to evaluate the Company's business performance and profitability, as well as provide easier comparability of pre- and post acquisition operating results. The Company believes that these measures provide additional clarity for investors by excluding specific expenses in an effort to show comparable business operating results for the periods presented.
The following table reconciles Gross Profit and Margin to Adjusted Gross Profit and Margin for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions)		($ in millions)

Gross profit	$131.7	$112.3	$481.5	$414.6
Add back:
Acquisition related inventory adjustment	—	—	0.9	—
Seating product discontinuation charge	0.7	—	0.7	—
Adjusted gross profit	$132.4	$112.3	$483.1	$414.6
Net Sales	$354.6	$316.1	$1,302.3	$1,132.9
Gross Profit %	37.1%	35.5%	37.0%	36.6%
Adjusted Gross Profit %	37.4%	35.5%	37.1%	36.6%

The following table reconciles Operating Expenses to Adjusted Operating Expenses for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions)		($ in millions)

Operating expenses	$96.7	$97.8	$366.3	$331.9
Less:
Acquisition related expenses	3.5	1.2	13.0	3.1
Restructuring charges	—	—	2.6	2.2
Write-off of property, plant, and equipment	—	16.3	—	16.3
Adjusted operating expenses	$93.2	$80.3	$350.7	$310.3

The following table reconciles Operating Profit and Margin to Adjusted Operating Profit and Margin for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions)		($ in millions)

Operating profit	$35.0	$14.5	$115.2	$82.7
Add back:
Acquisition related inventory adjustment	—	—	0.9	—
Seating product discontinuation charge	0.7	—	0.7	—
Acquisition related expenses	3.5	1.2	13.0	3.1
Restructuring charges	—	—	2.6	2.2
Write-off of property, plant, and equipment	—	16.3	—	16.3
Adjusted operating profit	$39.2	$32.0	$132.4	$104.3
Net Sales	$354.6	$316.1	$1,302.3	$1,132.9
Operating Profit %	9.9%	4.6%	8.8%	7.3%
Adjusted Operating Profit %	11.1%	10.1%	10.2%	9.2%

The following tables reconcile Operating Profit to Adjusted EBITDA by business segment for the periods indicated.

	Three Months Ended December 31, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$15.3	$25.7	$(6.0)	$35.0
Add back:
Seating product discontinuation charge	0.7	—	—	0.7
Acquisition related expenses(1)	—	0.8	0.2	1.0
Depreciation and amortization	4.9	4.1	0.1	9.1
Stock compensation	0.4	0.7	1.4	2.5
Other income (expense) items	1.2	0.4	0.5	2.1
Adjusted EBITDA (loss)	$22.5	$31.7	$(3.8)	$50.4
Net sales	$212.0	$142.6	—	$354.6
Operating profit %	7.2%	18.0%	N/A	9.9%
Adjusted EBITDA %	10.6%	22.2%	N/A	14.2%
(1) Acquisition related expenses includes retention agreements for key employees and other customary acquisition related expenses for the three months ended December 31, 2018. Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

	Three Months Ended December 31, 2017
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$0.5	$20.2	$(6.2)	$14.5
Add back:
Acquisition related expenses(1)	—	—	0.5	0.5
Write-off of property, plant, and equipment	16.3	—	—	16.3
Depreciation and amortization	5.5	1.8	0.1	7.4
Stock compensation	0.5	0.5	1.4	2.4
Other income (expense) items	(0.9)	(0.3)	1.1	(0.1)
Adjusted EBITDA (loss)	$21.9	$22.2	$(3.1)	$41.0
Net sales	$210.1	$106.0		$316.1
Operating profit %	0.3%	19.1%	N/A	4.6%
Adjusted EBITDA %	10.4%	21.0%	N/A	13.0%
(1) Acquisition related expenses includes customary acquisition related expenses for the three months ended December 31, 2017. Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

	Year Ended December 31, 2018
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$50.4	$89.1	$(24.3)	$115.2
Add back:
Acquisition related inventory adjustment	—	0.9	—	0.9
Seating product discontinuation charge	0.7	—	—	0.7
Acquisition related expenses(1)	—	3.2	1.5	4.7
Restructuring charges	2.6	—	—	2.6
Depreciation and amortization	19.7	14.1	0.6	34.4
Stock compensation	1.3	2.6	5.4	9.3
Other income (expense) items	5.3	1.4	2.0	8.7
Adjusted EBITDA (loss)	$80.1	$111.2	$(14.8)	$176.5
Net sales	$782.0	$520.3		$1,302.3
Operating profit %	6.4%	17.1%	N/A	8.8%
Adjusted EBITDA %	10.2%	21.4%	N/A	13.6%
(1) Acquisition related expenses includes retention agreements for key employees, other customary acquisition related expenses, and the reduction of an acquisition related liability for the year ended December 31, 2018. Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

	Year Ended December 31, 2017
	Office	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$30.0	$76.8	$(24.1)	$82.7
Add back:
Acquisition related expenses(1)	—	—	0.5	0.5
Restructuring charges	2.2	—	—	2.2
Write-off of property, plant, and equipment	16.3	—	—	16.3
Depreciation and amortization	18.4	6.8	0.8	26.0
Stock compensation	2.2	2.2	5.5	9.9
Other income (expense) items	1.9	0.4	4.6	6.9
Adjusted EBITDA (loss)	$71.0	$86.2	$(12.7)	$144.5
Net sales	$723.0	$409.9		$1,132.9
Operating profit %	4.1%	18.7%	N/A	7.3%
Adjusted EBITDA %	9.8%	21.0%	N/A	12.8%
(1) Acquisition related expenses is comprised of customary acquisition related expenses for the year ended December 31, 2017. Amortization of acquired intangible assets is shown above within "Depreciation and amortization".

The following table reconciles Net Earnings to EBITDA and Adjusted EBITDA for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions)		($ in millions)

Net earnings attributable to Knoll, Inc. stockholders	$24.5	$32.7	$73.2	$80.2
Add back:
Income tax expense	7.4	(22.7)	24.9	(1.6)
Interest expense	5.1	2.0	20.9	7.5
Depreciation and amortization	9.1	7.4	34.4	26.0
EBITDA	$46.1	$19.4	$153.4	$112.1
Add back:
Stock compensation	2.5	2.4	9.3	9.9
Other non-cash items	(0.4)	0.2	(0.8)	1.3
Acquisition related inventory adjustment	—	—	0.9	—
Seating product discontinuation charge	0.7	—	0.7	—
Acquisition related expenses	1.0	0.5	4.7	0.5
Restructuring charges	—	—	2.6	2.2
Write-off of property, plant, and equipment	—	16.3	—	16.3
Pension settlement charge	0.5	2.2	5.7	2.2
Adjusted EBITDA	$50.4	$41.0	$176.5	$144.5
Net sales	$354.6	$316.1	$1,302.3	$1,132.9
Adjusted EBITDA %	14.2%	13.0%	13.6%	12.8%
The following table reconciles Net Earnings to Adjusted Net Earnings for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions)		($ in millions)

Net earnings attributable to Knoll, Inc. stockholders	$24.5	$32.7	$73.2	$80.2
Add back:
Acquisition related inventory adjustment	—	—	0.9	—
Seating product discontinuation charge	0.7	—	0.7	—
Acquisition related expenses	3.5	1.2	13.0	3.1
Restructuring charges	—	—	2.6	2.2
Write-off of property, plant, and equipment	—	16.3	—	16.3
Loss on extinguishment of debt	—	—	1.4	—
Pension settlement charge	0.5	2.2	5.7	2.2
Less:
Tax effect of non-GAAP adjustments(1)	1.0	7.7	6.1	7.7
Tax Reform impact	—	26.6	—	26.6
Adjusted net earnings	$28.2	$18.1	$91.4	$69.7
(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate excluding the one-time tax benefit from Tax Reform for the period in which the adjustment occurred.

The following table reconciles Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Diluted earnings per share	$0.50	$0.67	$1.49	$1.63
Add back:
Acquisition related inventory adjustment	—	—	0.02	—
Seating product discontinuation charge	0.02	—	0.02	—
Acquisition related expenses	0.06	0.02	0.27	0.06
Restructuring charges	—	—	0.05	0.04
Write-off of property, plant, and equipment	—	0.33	—	0.33
Loss on extinguishment of debt	—	—	0.03	—
Pension settlement charge	0.01	0.04	0.12	0.04
Less:
Tax effect of non-GAAP adjustments(1)	0.02	0.15	0.15	0.14
Tax Reform impact	—	0.54	—	0.54
Adjusted diluted earnings per share	$0.57	$0.37	$1.85	$1.42
(1) Tax effect of non-GAAP adjustments was calculated using the Knoll, Inc. consolidated effective tax rate excluding the one-time tax benefit from Tax Reform for the period in which the adjustment occurred.
The following table includes Consolidated Net Sales and Organic Net Sales for the periods indicated ($ in millions).

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Net Sales	Muuto	Organic Net Sales	Net Sales
Office	$212.0	$—	$212.0	$210.1
Lifestyle	142.6	26.8	115.8	106.0
Total	$354.6	$26.8	$327.8	$316.1

Knoll, Inc. Percent Change	12.2%		3.7%
Lifestyle Segment Percent Change	34.5%		9.2%

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Net Sales	Muuto	Organic Net Sales	Net Sales
Office	$782.0	$—	$782.0	$723.0
Lifestyle	520.3	85.6	434.7	409.9
Total	$1,302.3	$85.6	$1,216.7	$1,132.9

Knoll, Inc. Percent Change	15.0%		7.4%
Lifestyle Segment Percent Change	26.9%		6.1%

The following table illustrates the computation of our bank leverage calculation in accordance with our Third Amended and Restated Credit Agreement dated January 23, 2018.

December 31, 2018
($ in millions)

Debt Levels(1)	$468.9

LTM Net Earnings(2)	$73.9

LTM Adjustments
Interest	20.9
Taxes	25.2
Depreciation and Amortization	34.4
Non-cash Items and Other(3)	23.2
LTM Adjusted EBITDA(4)	$177.6

Bank Leverage Calculation(5)	2.64
(1)Outstanding debt levels include outstanding letters of credit and guarantee obligations. Per the terms of the credit facility filed with the Securities and Exchange Commission on January 25, 2018, cash up to $15.0 million reduces the outstanding debt.
(2) LTM Net Earnings includes Muuto prior to acquisition, per the terms of our credit facility.
(3) Non-cash and Other items include, but are not limited to, acquisition related expenses, restructuring charges, pension settlement charges, stock-based compensation expenses, and unrealized gains and losses on foreign exchange.
(4) LTM Adjusted EBITDA includes Muuto prior to acquisition, per the terms of our credit facility.
(5) Debt divided by LTM Adjusted EBITDA, as calculated in accordance with our credit facility.

Cautionary Statement Regarding Forward-Looking Information
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, our integration of acquired businesses, and our expectations with respect to leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.
Contacts
Investors:
Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

Conference Call Information
Knoll will host a conference call on Thursday, February 7, 2019 at 10:00 a.m. ET to discuss its financial results.
The call will include slides; participants are encouraged to listen to and view the presentation via webcast at http://www.knoll.com; go to “Discover Knoll” and click on “Investor Relations.”
The conference call may also be accessed by dialing:
North America     (844) 778-4138
International     (661) 378-9550
Conference ID      3975428
A replay of the webcast can be viewed by visiting the Investor Relations section of the Knoll corporate website. In addition, an audio replay of the conference call will be available through February 15, 2019 by dialing (855) 859-2056. International replay: (404) 537-3406 (Conference ID: 3975428).

About Knoll
Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser and Muuto— reflect our commitment to modern design that meets the diverse requirements of high performance workplaces and luxury interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net sales	$354.6	$316.1	$1,302.3	$1,132.9
Cost of sales	222.9	203.8	820.8	718.3
Gross profit	131.7	112.3	481.5	414.6
Selling, general, and administrative expenses	96.7	81.5	363.7	313.4
Restructuring charges	—	—	2.6	2.2
Write-off of property, plant, and equipment	—	16.3	—	16.3
Operating profit	35.0	14.5	115.2	82.7
Pension settlement charge	0.5	2.2	5.7	2.2
Interest expense	5.1	2.0	20.9	7.5
Other (income) expense, net	(2.5)	0.3	(9.5)	(5.6)
Income before income tax expense	31.9	10.0	98.1	78.6
Income tax expense (benefit)	7.4	(22.7)	24.9	(1.6)
Net earnings	24.5	32.7	73.2	80.2
Net earnings (loss) attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to Knoll, Inc. stockholders	$24.5	$32.7	$73.2	$80.2

Earnings per share attributable to Knoll, Inc. stockholders:
Basic	$0.50	$0.67	$1.51	$1.66
Diluted	$0.50	$0.67	$1.49	$1.63

Weighted-average shares outstanding:
Basic	48,702,772	48,477,299	48,657,015	48,422,558
Diluted	49,303,527	49,079,763	49,218,193	49,160,492

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	December 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1.6	$2.2
Customer receivables, net	120.2	86.7
Inventories, net	170.5	144.9
Prepaid and other current assets	39.3	44.5
Total current assets	331.6	278.3
Property, plant, and equipment, net	215.0	200.6
Goodwill and intangible assets, net	674.7	380.7
Other non-current assets	5.6	1.4
Total assets	$1,226.9	$861.0
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$17.2	$10.0
Accounts payable	126.8	108.9
Other current liabilities	128.8	104.2
Total current liabilities	272.8	223.1
Long-term debt	443.9	181.0
Other non-current liabilities	123.7	98.2
Total liabilities	840.4	502.3
Total equity	386.5	358.7
Total liabilities and equity	$1,226.9	$861.0

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Year Ended December 31,
	2018	2017

Net earnings	$73.2	$80.2
Cash provided by operating activities	108.2	103.7
Cash used in investing activities	(348.3)	(40.6)
Cash provided by (used in) financing activities	239.8	(74.5)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	3.7
Decrease in cash and cash equivalents	(0.6)	(7.7)
Cash and cash equivalents at beginning of period	2.2	9.9
Cash and cash equivalents at end of period	$1.6	$2.2